EXHIBIT 23.01
                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We hereby consent to the use in the New Frontier Media, Inc. registration statement, on Form SB-2 (Amendment No. 1), of our report dated June 11, 1998, except for Note 13, as to which the date is June 26, 1998, accompanying the consolidated financial statements of New Frontier Media, Inc. for the years ended March 31, 1998 and 1997 which is part of the registration statement and to the reference to us under the heading "Experts" in such registration statement.

                                                SPICER, JEFFRIES & CO.

Denver, Colorado
August 28, 1998